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                                                                       EXHIBIT 5

                               February 29, 1996



Mattel, Inc.
333 Continental Boulevard
El Segundo, California  90245-5012

Ladies and Gentlemen:

    We have acted as counsel to Mattel, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $350,000,000 aggregate initial offering price of an indeterminate amount of the following: (i) shares of the Company's common stock, $1.00 par value per share ("Common Stock"), (ii) shares of the Company's preferred stock, $1.00 par value per share ("Preferred Stock"), which may be convertible into shares of Common Stock, (iii) the Company's debt securities (the "Debt Securities"), which may be convertible into shares of Common Stock and/or Preferred Stock and which are to be issued pursuant to an Indenture (the "Indenture") between the Company and Chemical Trust Company of California, as trustee ("the "Trustee"), (iv) warrants or rights ("Warrants") to acquire Common Stock, Preferred Stock and/or Debt Securities, and (v) units ("Units") consisting of two or more of the foregoing securities. The Debt Securities, Common Stock, Preferred Stock, Warrants and Units (collectively, the "Securities") may be issued from time to time pursuant to Rule 415 under the Act and will be subject to specific terms pertaining to each respective series of Securities as determined at the time of sale and as set forth in one or more supplements to the Prospectus constituting part of the Registration Statement.

    As such counsel, we have examined the Registration Statement, a form of the Indenture and such records of the Company's corporate proceedings and such other documents and have made such other factual and legal investigations as we deemed necessary or appropriate in order to render this opinion. Further, we are familiar with additional corporate
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Mattel, Inc.
February 29, 1996
Page 2

procedures that the Company contemplates taking prior to the issuance of any Securities.

    Based upon such examinations and investigations and subject to (i) the occurrence of such additional corporate procedures as are now contemplated prior to the issuance of any Securities, (ii) the effectiveness of the Registration Statement under the Act, (iii) the establishment of the terms of each series of Securities in accordance with the terms of (a) the Company's Restated Certificate of Incorporation and Bylaws, (b) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, (c) any agreement, indenture, mortgage, deed of trust, undertaking or other instrument that is binding upon the Company, and (d) applicable law, (iv) the due authorization, execution and delivery of the Indenture, and (v) the execution, delivery and, as applicable, authentication of and payment for the Securities, it is our opinion that:

    1. The Common Stock (including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.

    2. The Preferred Stock (including any Preferred Stock that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, be validly issued, fully paid and nonassessable.

    3. The Debt Securities (including any Debt Securities that may be issuable pursuant to the exercise of any Warrants or as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to the binding and enforceable nature of such obligations, to general principles of equity, including principles of commercial reasonableness, good faith and fair
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Mattel, Inc.
February 29, 1996
Page 3

dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

    4. The Warrants (including any Warrants that may be issuable as part of any Units) will, upon the issuance and sale thereof in the manner contemplated by the Registration Statement, constitute legally valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to the binding and enforceable nature of such obligations, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

    This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                            Sincerely,



                                            Irell & Manella



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